Exhibit 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the accompanying Quarterly Report on Form 10-Q of Gas Natural Inc. for the quarter ended September 30, 2010, I, Thomas J. Smith, Chief Financial Officer of Gas Natural Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1) such Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 fairly presents, in all material respects, the financial condition and results of operations of Gas Natural Inc.

Date: November 15, 2010	/s/ Thomas J. Smith
Thomas J. Smith
Chief Financial Officer (principal financial officer and principal accounting officer)